Exhibit 99.2

Law Offices of David C. McGrail
676A Ninth Avenue #211
New York, NY 10036
Tel: (646) 290-6496
Fax: (646) 224-8377
David C. McGrail (DM 3904)
Counsel To PubliCARD, Inc.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

:
	:	Chapter 11
In re: PUBLICARD, INC.,	:	Case No. 07-11517 (RDD)
:
Debtor	:
:
:
:

MONTHLY CONSOLIDATED STATEMENT
FOR THE PERIOD ENDED JUNE 30, 2007

MONTHLY RECEIPTS:	$86,932

MONTHLY DISBURSEMENTS:	$25,448

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the debtor's financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

DATE: 18-Jul-07	By:	/s/ Stephen Spitzer

	Title:	Principal Financial Officer

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PubliCARD, Inc.
(Debtor-In-Possession)
Statement Of Operations
For Period Ending June 30, 2007
Accrual Basis

	Current Month June 30, 2007	Year-To-Date June 30, 2007	Case-To-Date May 17, 2007 June 30, 2007
Revenue	$-	$-	$-
Operating Expenses
Direct Cost Of Revenue	$-	$-	$-
Selling, General and Administrative	$30,994.09	$47,846.26	$47,846.26
Depreciation Of Fixed Assets	$95.65	$191.30	$191.30
Total Operating Expenses	$31,089.74	$48,037.56	$48,037.56
Operating Gain/(Loss)	$(31,089.74)	$(48,037.56)	$(48,037.56)

Other Expense/(Income)
Interest Expense	$-	$-	$-
Loss/(Gain) On The Sale Of Assets	$-	$-	$-
Claim Settlement	$-	$-	$-
Insurance Settlements	$-	$-	$-
Interest Income	$(142.13)	$(180.72)	$(180.72)
Gain/(Loss) Before Reorganizational Items and Taxes	$(30,947.61)	$(47,856.84)	$(47,856.84)
Reorganization Professional Fees (Estimated and Accrued) (1)	$4,500.00	$8,000.00	$8,000.00
Gain/(Loss) Before Income Taxes	$(35,447.61)	$(55,856.84)	$(55,856.84)
Provision For Income Taxes	$-	$-	$-
Net Gain/(Loss)	$(35,447.61)	$(55,856.84)	$(55,856.84)
Deficit Beginning of Period	$-	$-	$-
Deficit End Of Period	$(35,447.61)	$(55,856.84)	$(55,856.84)

(1) Includes estimated and accrued fees for debtor professionals.

PubliCARD, Inc.
(Debtor-In-Possession)
Balance Sheet
For Period Ending June 30, 2007

2007 Balance Sheet
Current Assets
Cash	$99,674
Restricted Cash	$-
Due From Related Parties	$-
Accounts Receivable-Net	$(268)
Inventory Net	$-
Prepaid Rent	$-
Prepaid Insurance	$32,520
Prepaid Expenses	$19,200
Total Current Assets	$151,126
Property, Plant, & Equipment - Gross	$14,404
Accumulated Depreciation	$(10,279)
Property, Plant, & Equipment - Net	$4,125
Intangibles - Gross	$-
Accumulated Amortization	$-
Intangibles - Net	$-
Organizational Costs	$-
Other - Non-Current	$-
Total Assets	$155,251
Post-Petition Liabilities
Cash Overdrafts	$-
Accounts Payable	$8,300
Deferred Subscription Revenues	$-
Accrued Payroll/Commission	$3,018
Due To Affiliates	$71,915
Other Current Liabilities/Accrued Professional Fees (Estimated)	$8,000
Total Post Petition Current Liabilities	$91,233
Pre-Petition Liabilities
Cash Overdrafts	$-
Accounts Payable	$269,491
Deferred Revenues	$-
Accrued Payroll/Commission	$-
Obligations For Capital Leases Current	$-
Other Current Liabilities	$19,800
Total Pre- Petition Current Liabilities	$289,291
Interest Payable	$-
Other Long Term Liabilities	$-
$-
Total Liabilities	$380,524
Stockholders Deficit
Class A Preferred Stock Second Series, no par value:1,000 shares authorized 465 shares issued and outstanding	$2,325,000
Common shares, $0.10 par value: 40,000,000 shares authorized; 24,940,902 shares outstanding	$2,494,090
Additional paid-in capital	$108,624,824
Accumulated deficit	$(113,669,188)
Total Stockholders Equity/(Deficit)	$(225,274)
Total Liabilities and Stockholder Equity	$155,250
$0

PubliCARD, Inc.
(Debtor-In-Possession)
Statement Of Cash Flow
For Period Ending June 30, 2007

	Current Month June 30, 2007	Year-To-Date June 30, 2007	Case-To-Date May 17, 2007 June 30, 2007
Net Gain/(Loss)	$(35,448)	$(55,857)	$(55,857)
(Less)/Add: Depreciation (1)	$96	$192	$192
(Less)/Add: Amortization	$-	$-	$-
EBITDA	$(35,352)	$(55,665)	$(55,665)
Working Capital Changes (Increase)/Decrease In Net Assets
Net Accounts Receivable	$13,632	$13,632	$13,632
Net Inventory	$-	$-	$-
Prepaid & Other Expenses	$2,786	$10,752	$10,752
Increase/(Decrease) In Liabilities
Bank Overdrafts	$-	$-	$-
Accounts Payable	$3,316	$8,300	$8,300
Deferred Revenues	$-	$-	$-
Accrue Payroll/Commission	$686	$3,017	$3,017
Other Current Liabilities	$76,416	$79,916	$79,916
Other Non-Current Liabilities	$-	$-	$-
Total Increase/(Decrease) In Working Capital	$96,836	$115,617	$115,617
Operating Cash Flow	$61,484	$59,952	$59,952
Less :Capital Expenditures	$-	$-	$-
Less :Additions To Intangibles	$-	$-	$-
(Less)/Add: Change in Interest Payable	$-	$-	$-
Net Free Cash Flow	$61,484	$59,952	$59,952
Change To Debt Payable	$-	$-	$-
Proceeds From The Sale Of Securities	$-	$-	$-
Net Cash Flow	$61,484	$59,952	$59,952
Cash Balance At End Of Period	$99,674	$99,674	$99,674
Less Cash Balance At Beginning Of Period	$(38,190)	$(39,723)	$(39,723)
Net Increase/(Decrease) In Cash	$61,484	$59,952	$59,952

(1) Represents non cash expenses added back for cash flow purposes